FOR IMMEDIATE RELEASE

Prologis Reports Second Quarter 2019 Earnings Results and

Announces the Signing of a Definitive Agreement to Acquire IPT

SAN FRANCISCO (July 15, 2019) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, reported results for the second quarter of 2019 and announced that, subsequent to quarter end, it has signed a definitive merger agreement to acquire Industrial Property Trust Inc. (IPT).

Net earnings per diluted share was $0.60 for the quarter compared with $0.62 for the second quarter of 2018. Core funds from operations (Core FFO)* per diluted share was $0.77 for the quarter compared with $0.71 for the same period in 2018.

“We had a terrific quarter—our results reflect strong execution and the quality of our global portfolio,” said Hamid R. Moghadam, chairman and CEO, Prologis. “We are off to an excellent start to the second half of the year as we’ve just entered into an agreement to acquire IPT. The acquisition of this high-quality portfolio will deliver additional shareholder value immediately upon close.”

OPERATING PERFORMANCE

Owned & Managed	2Q19	2Q18	Notes
Period End Occupancy	96.8%	97.4%	Flat versus first quarter 2019
Leases Commenced	37MSF	39MSF

Prologis Share	2Q19	2Q18	Notes
Net Effective Rent Change	25.6%	20.6%	Led by U.S. at 30.1%
Cash Rent Change	12.3%	9.7%	Led by U.S. at 16.3%
Cash Same Store NOI* Change	4.6%	7.0%	Led by Europe at 5.3%

DEPLOYMENT ACTIVITY

Prologis Share	2Q19
Building Acquisitions	$214M
Weighted avg stabilized cap rate	4.5%
Development Stabilizations	$493M
Estimated weighted avg yield	6.8%
Estimated weighted avg margin	45.1%
Estimated value creation	$223M
Development Starts	$324M
Estimated weighted avg margin	22.0%
Estimated value creation	$71M
% Build-to-suit	27.1%
Total Dispositions and Contributions	$607M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.4%

ACQUISITION OF INDUSTRIAL PROPERTY TRUST INC.

Prologis will acquire IPT’s wholly owned real estate assets for approximately $3.99 billion in a cash transaction, including the assumption and repayment of debt. The transaction, currently expected to close in the fourth quarter of 2019/first quarter of 2020, is subject to the approval of IPT stockholders and other customary closing conditions.

“This is a compelling opportunity to acquire a portfolio of excellent asset quality and submarket composition consistent with our U.S. investment strategy and footprint,” said Eugene F. Reilly, chief investment officer, Prologis. “We expect to capture significant cost and revenue synergies, in addition to enhancing customer relationships and insights.”

The 37.5 million square foot operating portfolio comprises 236 properties, 96 percent of which are in existing Prologis markets. Specifically, the transaction expands the company’s position in Southern California, the San Francisco Bay Area, Chicago, Atlanta, Dallas, Seattle and New Jersey.

Following the closing, the company intends to hold the portfolio through either one or both of its U.S. co-investment ventures. The transaction is expected to be accretive to annual Core FFO* by approximately $0.05-0.061 per share, on a stabilized basis. The transaction is not expected to have a meaningful impact on the company’s leverage. Further, Prologis does not expect to add any corporate overhead and, as a result, the transaction is expected to lower general and administrative expenses as a percentage of assets under management by approximately 4 percent.

“We have worked diligently to create a balance sheet that allows us to take advantage of opportunities such as this, and we remain committed to maintaining our financial strength,” said Thomas S. Olinger, chief financial officer, Prologis. “This accretive transaction advances our strategy of using our scale to grow earnings with no incremental overhead.”

BALANCE SHEET STRENGTH

The company ended the second quarter with leverage of 19.4 percent on a market capitalization basis, debt-to-adjusted EBITDA* of 4.1x and $4.2 billion of liquidity.

GUIDANCE MIDPOINT RAISED AND RANGE NARROWED FOR 20192

“We continue to see healthy market conditions, robust customer demand and rent growth that has exceeded our expectations,” said Olinger. “As a result, we are increasing our Core FFO* guidance and now anticipate year-over-year growth without promotes of 9.5 percent.”

2019 GUIDANCE (Does not include any impact from the proposed acquisition of IPT)

Earnings (per diluted share)PreviousRevised

Net Earnings	$2.08 to $2.18	$2.38 to $2.46
Core FFO*	$3.20 to $3.26	$3.26 to $3.30

Our guidance reflects the adoption of the new lease accounting standard. For a year-over-year comparison, our 2018 earnings results would have been reduced by approximately $[0.04] per share.

OperationsPreviousRevised

Year-end occupancy	96.5% to 97.5%	96.5% to 97.5%
Cash Same Store NOI* Growth - Prologis share	4.3% to 5.0%	4.5% to 5.0%

Capital Deployment – Prologis Share (in millions)PreviousRevised

Development stabilizations	$2,000 to $2,300	$2,000 to $2,300
Development starts	$1,800 to $2,200	$1,900 to $2,300
Building acquisitions	$500 to $700	$500 to $700
Building contributions	$1,100 to $1,400	$1,200 to $1,500
Building and land dispositions	$500 to $800	$500 to $800
Realized development gains	$300 to $400	$350 to $450
Net proceeds (uses)	$(400)	$(400)

Strategic Capital (in millions)PreviousRevised

Strategic capital revenue, excl promote revenue	$300 to $310	$310 to $320
Net promote income, incl in Core FFO* range	$90	$105

G&A (in millions)PreviousRevised

General & administrative expenses	$245 to $255	$250 to $260

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

1 Due to the impact of non-cash depreciation, Prologis expects the acquisition to be dilutive to net earnings.

2 Guidance for 2019 does not include any impact from the proposed acquisition of IPT.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2019 relates predominantly to these items. Please refer to our second quarter Supplemental Information, which is available on our Investor Relations website at http://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION

Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions, recent transaction activity and its outlook. Here are the event details:

▪Tuesday, July 16, 2019, at 12 p.m. U.S. Eastern time.

▪Live webcast at http://ir.prologis.com by clicking Events and Presentations.

▪Dial in: +1 (877) 209-4258 (toll-free from the United States and Canada) or +1 (647) 689-5198 (from all other countries) and enter Passcode 9797336.

A telephonic replay will be available July 16-23 at +1 (800) 585-8367 (from the United States and Canada) or +1 (416) 621-4642 (from all other countries) using conference code 9797336. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 786 million square feet (73 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,100 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co- investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, Tel: +1 415 733 9597, msachs@prologis.com, San Francisco